Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207429) and S-8 (Nos. 333-185464, 333-17787, and 333-146604) of Berkshire Hills Bancorp, Inc. of our report dated March 1, 2017 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 1, 2018